Exhibit 10.1

THIS CONVERTIBLE PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THIS PROMISSORY NOTE WILL BE MADE BY THE COMPANY OR ITS TRANSFER AGENT IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $198,864	Columbus, Ohio
Date: November 15, 2019

FOR VALUE RECEIVED, Intellinetics, Inc., a Nevada corporation, with its principal place of business at 2190 Dividend Drive, Columbus, OH 43228, and its successors and assigns (the “Company”), promise to pay to the order of [PAYEE] (the “Payee”), having an address at [ADDRESS], or at such other place as the Payee may hereafter specify in writing, on the earlier to occur of (a) May 15, 2020, or (b) the acceleration of this Note by Payee upon the occurrence of a Default (as defined below) (such earlier date, the “Maturity Date”), One Hundred Ninety-Eight Thousand Eight Hundred Sixty-Four Dollars ($198,864) (the “Principal Amount”).

1. This Note has been issued with an original issue discount (“OID”) of Twelve Percent (12%), or Twenty-Three Thousand Eight Hundred Sixty-Four Dollars ($23,864) from the Principal Amount.

2. This Note shall at all times be wholly subordinate and junior in right of payment to the payment of all indebtedness of the Company (whether now outstanding or hereafter acquired) which is not, by its express terms, pari passu or subordinate to the indebtedness evidenced by this Note.

3. As long as this Note remains outstanding, if the Company consummates an equity financing; debt financing; merger; or any form of change of control (a “Triggering Event”) then the holder of such Note may exchange the entire Principal Amount of the Note for the securities or any other form of consideration issued by the Company in such Triggering Event.

4. As used herein, a “Default” means a material default by the Company of this Note, or the Warrant issued by the Company to Payee on the date hereof. The deferral of quarterly interest payments by the Company at the increased interest rate set forth in Section 7 below shall not constitute a Default.

5. Amounts not paid when due hereunder shall bear interest from the due date until such amounts are paid at the rate of 12% per annum; provided, however, that in the event such interest rate would violate any applicable usury law, the default rate shall be the highest lawful interest rate permitted under such usury law. Upon the occurrence of a Default and receipt of written notice by the Company from Payee of such Default, the principal and interest due hereunder shall be immediately due and payable by the Company to Payee, unless such Default is waived by the Payee.

6. Presentment, demand, protest or notice of any kind are hereby waived by the Company. The Company may not set off against any amounts due to Payee hereunder any claims against Payee or other amounts owed by Payee to the Company.

7. All rights and remedies of Payee under this Note are cumulative and in addition to all other rights and remedies available at law or in equity, and all such rights and remedies may be exercised singly, successively and/or concurrently. Failure to exercise any right or remedy shall not be deemed a waiver of such right or remedy.

8. The Company agrees to pay all reasonable costs of collection, including attorneys’ fees which may be incurred in the collection of this Note or any portion thereof and, in case an action is instituted for such purposes, the amount of all attorneys’ fees shall be such amount as the court shall adjudge reasonable.

9. This Note is made and delivered in, and shall be governed, construed and enforced under the laws of the State of Ohio.

10. This Note shall be subject to prepayment, at the option of the Company, in whole or in part, at any time and from time to time, without premium or penalty.

11. This Note or any benefits or obligations hereunder may not be assigned or transferred by the Company, without the consent of the Payee, which consent shall not be unreasonably withheld.

12. So long as this Note is outstanding, the Company shall operate its business in the ordinary course of business consistent with past practice and shall not take any action, or omit to take any action, which has or is reasonably likely to have a material adverse effect on the Company or its business, properties, assets, financial condition or prospects.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered as of November 15, 2019.

INTELLINETICS, INC.

By:	/s/ James F. DeSocio
Name:	James F. DeSocio
Title:	Chief Executive Officer